[WFS FINANCIAL INC LOGO]

                        WFS FINANCIAL 2002-3 OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of February 28, 2003
                     for Distribution Date of March 20, 2003

COLLECTIONS
                                                                                                                     DOLLARS
Payments received                                                                                                 40,029,215.84
  Plus / (Less) :
    Net Servicer Advances                                                                                             79,165.20
                                                                                                                  -------------

Total Funds Available for Distribution                                                                            40,108,381.04
                                                                                                                  =============

DISTRIBUTIONS

  Servicing Fee                                                                                1,088,834.00
  Trustee and Other Fees                                                                           5,909.95
                                                                                              -------------

Total Fee Distribution                                                                                             1,094,743.95

  Note Interest Distribution Amount - Class A-1                                70,056.41
  Note Interest Distribution Amount - Class A-2                               505,000.00
  Note Interest Distribution Amount - Class A-3                               733,125.00
  Note Interest Distribution Amount - Class A-4                               811,197.92
                                                                        ----------------
                                                                            2,119,379.33

  Note Principal Distribution Amount - Class A-1                           31,709,364.66
  Note Principal Distribution Amount - Class A-2                                    0.00
  Note Principal Distribution Amount - Class A-3                                    0.00
  Note Principal Distribution Amount - Class A-4                                    0.00
                                                                        ----------------
                                                                           31,709,364.66
Total Class A Interest and Principal Distribution                                                                 33,828,743.99

  Note Interest Distribution Amount - Class B-1                               154,218.75
  Note Principal Distribution Amount - Class B-1                                    0.00
                                                                        ----------------

Total Class B Interest and Principal Distribution                                                                    154,218.75

  Note Interest Distribution Amount - Class C-1                               155,833.33
  Note Principal Distribution Amount - Class C-1                                    0.00
                                                                        ----------------

Total Class C Interest and Principal Distribution                                                                    155,833.33

  Note Interest Distribution Amount - Class D-1                                77,109.38
  Note Principal Distribution Amount - Class D-1                                    0.00
                                                                        ----------------

Total Class D Interest and Principal Distribution                                                                     77,109.38

  Spread Account Deposit                                                                                           4,797,731.64
                                                                                                                  -------------

Total Distributions                                                                                               40,108,381.04
                                                                                                                  =============

                        WFS FINANCIAL 2002-3 OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of February 28, 2003
                     for Distribution Date of March 20, 2003

PORTFOLIO DATA:
                                             # of loans
  Beginning Aggregate Scheduled Balance                    69,199                        1,076,989,916.68

    Less:  Principal Payments                                   0     (14,704,395.39)
           Full Prepayments                                  (957)    (12,106,103.44)
           Partial Prepayments                                  0               0.00
           Liquidations                                      (314)     (4,898,865.83)
                                                                      --------------
                                                                                           (31,709,364.66)
                                                                                         ----------------
  Ending Aggregate Scheduled Balance                       67,928                        1,045,280,552.02
                                                                                         ================

OTHER RELATED INFORMATION:

Spread Account:

  Beginning Balance                                                    40,387,121.88
    Deposits                                                            4,797,731.64
    Reductions                                                         (5,986,832.82)
                                                                      --------------
  Ending Balance                                                                            39,198,020.70

  Beginning Initial Deposit                                             9,829,721.82
    Repayments                                                         (5,986,832.82)
                                                                      --------------
  Ending Initial Deposit                                                                     3,842,889.00

Modified Accounts:
  Principal Balance                                                             0.00%                0.00
  Scheduled Balance                                                             0.00%                0.00

Servicer Advances:
  Beginning Unreimbursed Advances                                       1,142,063.27
  Net Advances                                                             79,165.20
                                                                      --------------
                                                                                             1,221,228.47

Net Charge-Off Data:                         # of loans
  Charge-Offs                                               1,324       8,233,027.77
  Recoveries                                                 (652)     (1,061,525.44)
                                                                      --------------
  Net Charge-Offs                                                                            7,171,502.33

Delinquencies ( P&I):                        # of loans
  30-59 Days                                                1,037      14,775,688.16
  60-89 Days                                                  274       3,829,706.62
  90-119 Days                                                 123       1,769,011.86
  120 days and over                                            10         156,051.38

Repossessions                                                 128       1,172,560.02

Contracts Repurchased (pursuant to
  Sect. 3.02, 4.07, or 9.01 of the
  Sale and Servicing Agreement)                                 0                                    0.00

Cumulative Charge-Off Percentage                                                                     0.57%

WAC                                                                                               12.2849%
WAM                                                                                                57.706

                        WFS FINANCIAL 2002-3 OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of February 28, 2003
                     for Distribution Date of March 20, 2003

----------------------------------------------------------------------------------------
                              BEGINNING       NOTE QUARTERLY                 TOTAL
             ORIGINAL        OUTSTANDING        PRINCIPAL        PRIOR     PRINCIPAL
            PRINCIPAL         PRINCIPAL       DISTRIBUTABLE    PRINCIPAL  DISTRIBUTABLE
CLASSES      BALANCE           BALANCE            AMOUNT       CARRYOVER     AMOUNT
----------------------------------------------------------------------------------------
  A-1      225,000,000.00     51,989,916.68   31,709,364.66      0.00     31,709,364.66

  A-2      300,000,000.00    300,000,000.00            0.00      0.00              0.00

  A-3      318,750,000.00    318,750,000.00            0.00      0.00              0.00

  A-4      278,125,000.00    278,125,000.00            0.00      0.00              0.00

  B-1       56,250,000.00     56,250,000.00            0.00      0.00              0.00

  C-1       50,000,000.00     50,000,000.00            0.00      0.00              0.00

  D-1       21,875,000.00     21,875,000.00            0.00      0.00              0.00

----------------------------------------------------------------------------------------

  TOTAL  1,250,000,000.00  1,076,989,916.68    31,709,364.66     0.00     31,709,364.66

----------------------------------------------------------------------------------------

--------------------------------------------------------------------
                                       REMAINING         TOTAL
           PRINCIPAL     CURRENT      OUTSTANDING       PRINCIPAL
          DISTRIBUTION  PRINCIPAL      PRINCIPAL       AND INTEREST
CLASSES     AMOUNT      CARRYOVER       BALANCE        DISTRIBUTION
--------------------------------------------------------------------
  A-1    31,709,364.66    0.00        20,280,552.02   31,779,421.07

  A-2             0.00    0.00       300,000,000.00      505,000.00

  A-3             0.00    0.00       318,750,000.00      733,125.00

  A-4             0.00    0.00       278,125,000.00      811,197.92

  B-1             0.00    0.00        56,250,000.00      154,218.75

  C-1             0.00    0.00        50,000,000.00      155,833.33

  D-1             0.00    0.00        21,875,000.00       77,109.38

--------------------------------------------------------------------

  TOTAL  31,709,364.66    0.00     1,045,280,552.02   34,215,905.45

--------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                   NOTE QUARTERLY                 TOTAL
                      INTEREST       PRIOR       INTEREST       INTEREST     CURRENT                   DEFICIENCY           POLICY
 NOTE    INTEREST   DISTRIBUTABLE   INTEREST   DISTRIBUTABLE  DISTRIBUTION   INTEREST                     CLAIM             CLAIM
CLASSES    RATE        AMOUNT      CARRYOVER      AMOUNT        AMOUNT       CARRYOVER                    AMOUNT            AMOUNT
------------------------------------------------------------------------------------------------------------------------------------
  A-1    1.73250%     70,056.41      0.00         70,056.41      70,056.41     0.00                       0.00              0.00

  A-2    2.02000%    505,000.00      0.00        505,000.00     505,000.00     0.00                       0.00              0.00

  A-3    2.76000%    733,125.00      0.00        733,125.00     733,125.00     0.00                       0.00              0.00

  A-4    3.50000%    811,197.92      0.00        811,197.92     811,197.92     0.00                       0.00              0.00

  B-1    3.29000%    154,218.75      0.00        154,218.75     154,218.75     0.00                       0.00              0.00

  C-1    3.74000%    155,833.33      0.00        155,833.33     155,833.33     0.00                       0.00              0.00

  D-1    4.23000%     77,109.38      0.00         77,109.38      77,109.38     0.00                       0.00              0.00
                                                                                                       -----------------------------

                                                                                                        Note Percentage  100.000000%
--------------------------------------------------------------------------------------
                                                                                                 Certificate Percentage    0.000000%
 TOTAL             2,506,540.79      0.00      2,506,540.79   2,506,540.79     0.00

------------------------------------------------------------------------------------------------------------------------------------

                        WFS FINANCIAL 2002-3 OWNER TRUST
                              Officer's Certificate
               for Master Service Report Date of February 28, 2003
                     for Distribution Date of March 20, 2003

Detailed Reporting

         See Schedule F

WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of February 28, 2003 and were performed in conformity with the Sale and Servicing Agreement dated August 1, 2002.

                                                  ______________________________
                                                  Susan Tyner
                                                  Vice President
                                                  Assistant Controller

                                                  ______________________________
                                                  Mark Olson
                                                  Senior Vice President
                                                  Controller